Exhibit 99.2

August 6 th , 2020 Building a Leading Provider of Digital Mortgage Solutions

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This presentation may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding ICE's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future results, performance, levels of activity or achievements, and actual results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: conditions in global financial markets, the economy and political and social conditions; changes in domestic and foreign laws, regulations, rules or government policy with respect to financial markets, climate change or our businesses generally, including increased regulatory scrutiny or enforcement actions and our ability to comply with these requirements; volatility in our markets; our business environment and industry trends, including our competition; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; the success of our exchanges and their compliance with regulatory and oversight responsibilities; the resilience of our electronic platforms and soundness of our business continuity and disaster recovery plans; changes in renewal rates of subscription-based data revenues; our ability to execute our growth strategy, identify and effectively pursue, timely close, implement and integrate acquisitions and strategic alliances and realize the synergies and benefits of such transactions, including Ellie Mae; performance and reliability of our technology and the technology of our third party service providers; our ability to keep pace with technological developments and client preferences; our ability to ensure that the technology we utilize is not vulnerable to cyber-attacks, hacking and other cybersecurity risks; our ability to identify trends and adjust our business to respond to such trends; our ability to evolve our benchmarks and indices in a manner that maintains or enhances their reliability and relevance; the accuracy of our estimates and expectations; our belief that cash flows from operations will be sufficient to service our current levels of debt and fund our working capital needs and capital expenditures for the foreseeable future; our ability to secure additional debt; our ability to maintain existing customers and attract new customers; our ability to offer new products and services, leverage our risk management capabilities and enhance our technology in a timely and cost-effective manner; our ability to attract and retain key talent; our ability to protect our intellectual property rights, including the costs associated with such protection, and our ability to operate our business without violating the intellectual property rights of others; potential adverse results of litigation and regulatory actions and proceedings; our ability to realize the expected benefits of our investment in Bakkt; and our ability to detect illegal activity through digital currency transactions that are easily exploited. In addition, we have updated our risk factors to include the risk that the COVID-19 pandemic could have an adverse effect on our business, results of operations and financial condition. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to ICE's most recent Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020 and ICE's most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on July 30, 2020. These filings are available in the Investors section of our website. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

GAAP AND NON-GAAP RESULTS

This presentation includes non-GAAP measures that exclude certain items we do not consider reflective of our cash operations and core business performance. We believe that the presentation of these non-GAAP measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These adjusted non-GAAP measures should be considered in context with our GAAP results. A reconciliation Adjusted Earnings Per Share to the equivalent GAAP measure and an explanation of why we deem these non-GAAP measures meaningful appears in our Form 10-K and in the appendix to this presentation. Our Form 10-Q and this presentation are available in the Investors and Media section of our website at www.theice.com.

In addition, we present pro-forma EBITDA for the legacy ICE Mortgage Services business, which is an estimate of the net income plus interest, taxes, depreciation and amortization for the twelve months ended December 31, 2020. We also present pro-forma adjusted EBITDA for Ellie Mae and the combined ICE Mortgage Services business for the twelve months ended December 31, 2020, adjusted to deduct approximately $12 million in estimated nonrecurring professional fees. EBITDA and Adjusted EBITDA are not measurements under GAAP in the United States and may not be similar to EBITDA measures of other companies. We believe that EBITDA and Adjusted EBITDA provide useful information to management and investors as an indicator of the operating performance of these businesses. We are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. As a result, no GAAP outlook is provided.

Pro-forma EBITDA and Adjusted EBITDA are only estimates and contain forward-looking information. We and Ellie Mae have made a number of assumptions in preparing these projections, which may or may not prove to be correct. The pro-forma EBITDA and Adjusted EBITDA amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated. Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed above and/or in the documents that we file with the SEC. We undertake no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

EXPLANATORY NOTES

Throughout this supplement:

- All earnings per share figures represent diluted weighted average share count on continuing earnings.
- References to Return on Invested Capital, or ROIC, are equal to TTM (Operating Income x (1-Tax Rate)) / (Avg Debt + Avg Shareholders Equity + Avg Non-Controlling Interest - Avg Cash, Cash Equiv, & ST Investments). References to Weighted Average Cost of Capital, or WACC, are equal to (Cost of Equity * % of Equity) + {(Cost of Debt * (1- Tax Rate)) * % of Debt).
- References to 2020 revenues and EBITDA are based on first half actual results and second half estimated results
- References to pro-forma amounts or results include the combined results of Ellie Mae and ICE Mortgage Services
- References to Ellie Mae financial information were provided by Ellie Mae

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INTERCONTINENTAL EXCHANGE 3 Jeff Sprecher Chairman & CEO Chairman, NYSE Scott Hill Chief Financial Officer Ben Jackson President Call Participants ICE Management: Ellie Mae Management: ICE Investor Relations: Warren Gardiner, CFA Vice President, Investor Relations warren.gardiner@theice.com Mary Caroline O'Neal, CPA Manager, Investor Relations marycaroline.oneal@theice.com Joe Tyrrell Chief Operating Offic er, Ellie Mae Jonathan Corr President & CEO, Ellie Mae

Transaction Overview

ICE to Acquire Ellie Mae

Strategic Rationale	▪ Two combined networks establish ICE as a leading provider of end-to-end electronic mortgage workflow solutions ▪ Large and growing addressable market driven by demand for automation & efficiencies ▪ Complementary platforms drive strong network effects and customer efficiency gains ▪ Expanded network/digital marketplace and data sets combined with unique tools & analytics are critical to automating disconnected and disparate processes across the mortgage workflow
Consideration & Financials	▪ Transaction valued at an enterprise value of ~$11 billion (mix of 84% cash / 16% equity) ▪ Meets or exceeds all ICE acquisition criteria: ✓ Expected return (IRR) of 10% ✓ ICE ROIC expected to be above WACC in year one and to grow thereafter ✓ Expected to be accretive to revenue growth ✓ $50 to 65 million run-rate cost synergies expected to be realized by year 3 ▪ Accretive to adjusted EPS in the first full year
Approvals & Closing	▪ Transaction expected to close in the third quarter or early fourth quarter of 2020 pending Hart-Scott-Rodino (HSR) review & clearance

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INTERCONTINENTAL EXCHANGE $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $0 $1 $2 $3 $4 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020E Purchase + Refi Vol. Ellie Mae Revenue About Ellie Mae 5 ▪ A leading enterprise digital lending platform and B2B network helping non - bank lenders, credit unions, investors and banks to automate the full mortgage origination workflow ▪ Cloud - based platform is the single system of record, connecting thousands of industry participants for nearly half of all U.S. mortgages ▪ Deeply embedded in customer workflows, offering mission critical solutions that drive customer savings as evidenced by 95%+ retention rates on Encompass Ellie Mae Overview Macro trend of analog - to - digital conversion drives consistent revenue growth through interest rate & origination cycles ~$900mm ’20 Revenue ’08 to ’19 CAGR of ~30% ~$470mm ’20 Adj. EBITDA 1 ~52% Adj. EBITDA Margin Purchase & Refi Volumes in $US trillions Ellie Mae Revenue in $US millions Source: Mortgage Bankers Association and Ellie Mae Product Description Encompass Flagship mission critical digital lending platform enabling lenders and investors to automate the origination workflow Network Access to thousands of investors, lenders and third party vendors through proprietary network Capsilon Document recognition and eStorage of mortgage documents as well as automated data extraction Velocify Customer engagement platform AllRegs Comprehensive, online database of government and conventional lending guidelines/reference data Ellie Mae Key Products 1. Adjusted to exclude approximately $12 million of non - recurring professional fees

Strategic Rationale

Leading Industry Position	▪ **Transaction firmly establishes ICE as the leading provider of end-to-end electronic workflow solutions serving the U.S. residential mortgage industry**
	  ▪ ~$1.1 billion of '20 pro-forma ICE Mortgage Services revenues; ~$600 million of pro-forma adjusted EBITDA[1]
	  ▪ ~$11.5 billion of invested capital (including investments in MERS & Simplifile)
	▪ **Unique value proposition directly address workflow inefficiencies**

Large & Growing TAM	▪ **Opportunity to monetize a ~$10 billion total addressable market (TAM) that spans the full mortgage lifecycle** ▪ Continued growth in industry TAM & wallet share gains supported by accelerating demand for workflow automation & productivity tools
Strong Network Effects	▪ **Combination of complementary assets creates a unique digital ecosystem connecting the key stakeholders across the mortgage origination value chain** ▪ Accelerates opportunity to digitize the cloud-based closing process, building on existing partnerships

Data & Analytics Fueling Automation	▪ **Expanded digital network/marketplace and data sets combined with unique analytics & tools, critical to automating disconnected and disparate processes across the mortgage workflow**
	  ▪ Improve loan quality & bring increased transparency to mortgage industry participants
	  ▪ Leverage ICE Data Services' expertise and network to create content and distribute real-time data and analytics

1. Adjusted to exclude approximately $12 million of non-recurring professional fees

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A Leader in End-to-End Mortgage Workflow Solutions


Lead Generation & Application
Processing & Underwriting
Pre-Closing
Closing
Post-Closing
Secondary
Brokers
Borrowers
Mtg. Insurers
Appraisers
Credit, Flood & Other Vendors
Doc. Quality Controllers
Title Insurers
Settlement Agents
Notaries
Title Agents
Counties
Servicers
Investors
Regulators
Legend
MERS & Simplifile
Ellie Mae

ICE Mortgage Services

~$1.1 billion	~$600 million	$11.5 billion
'20 Pro-forma Revenue	'20 Pro-forma Adj. EBITDA[1]	Invested Capital

1. Adjusted to exclude approximately $12 million of non-recurring professional fees

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ICE

INTERCONTINENTAL EXCHANGE Application, Processing & Underwriting Closing & Secondary Data & Analytics Adjacent Opportunities Large & Growing Addressable Market 8 ~$4bn ~$4bn ~$1bn ~$1bn ~$10 billion Total Addressable Market Large Addressable Market ▪ Demand for workflow automation and productivity tools driving addressable market growth ▪ Additional industry tailwinds from secular growth in millennial homeownership & a robust refinancing backlog that is system capacity constrained 0% 20% 40% 60% 80% 100% 3.0% 3.3% 3.5% 3.8% 4.0% 4.3% 4.5% 4.8% 5.0% 5.3% 5.5% 5.8% 6.0% 6.3% 6.5% 6.8% 7.0% Cumulative % of Mortgages below Interest Rate Mortgage Interest Rate 89% In - The - Money For a Refi $10.7 tn Mortgage Debt Outstanding Current Mortgage Rate: 2.99% Current Mortgage Rate +50bps: 3.49% Source: US Census Bureau, eMBS & Goldman Sachs research; TAM Ellie Mae & ICE Mortgage Services estimates 73% 46% 33% 27% 54% 68% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Age 40+ Millennials (39 & Under) Millennials (29 & under) Homeowner Non-Homeowner under)

INTERCONTINENTAL EXCHANGE Largest Electronic Network of Mortgage Stakeholders 9 Platform Connects All Stakeholders in One Digital Ecosystem ▪ Brings together Title, Settlement & County stakeholders, which have traditionally been disconnected from the lender process ▪ Creates additional revenue touchpoints for each service ▪ 95%+ TTM customer retention rates Lead Gen & Application Processing / Underwriting Pre - Closing & Closing Post - Closing Secondary Borrower Lender Mtg. Insurers Appraisers Credit, Flood & Other Vendors Settlement Agents Notaries Investors Brokers Title Agents Counties Regulators Servicers Opportunities for Combined Platform ▪ Accelerates opportunity to digitize the cloud - based closing process, building on existing partnership ▪ Accelerated adoption and pull through of MERS ® eNotes ▪ Broader adoption of eRecording , Collaboration and Post Closing solutions ▪ Access to thousands of customers & third party vendors to drive cross/upsell MERS & Simplifile Ellie Mae Source: Retention rate based on Ellie Mae estimates Title Insurers Doc. Quality Controllers

Data & Analytics Fueling Automation

Network & Data

- Encompass = one of the largest systems of record
  - Data is refreshed & cleansed throughout loan manufacturing process ensuring accuracy
- AllRegs = comprehensive online database of government & conventional lending guidelines/reference data
- Terms fees for over 2,000 U.S. counties representing over 85% of the U.S. population → critical for automation of the recording process
  - Over 100 million documents eRecorded since inception
- ~80-85% of U.S. Mortgages registered on the MERS database; 110 million registered since inception

Analytics & Tools

- Leverage Ellie Mae document recognition & document storage capabilities
- Apply automated data extraction tools
- Document quality control, reducing errors and lowering costs
- Automated data validation tools (Income Analyzer)

✓ **Real-time data, analytics & tools critical to automating disconnected and disparate processes, improving loan quality & bringing transparency to mortgage industry participants**

✓ **Leverage ICE Data Services' expertise and network to create new content and distribute new, real-time data and analytics**

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INTERCONTINENTAL EXCHANGE Value Proposition Directly Address Workflow Inefficiencies 11 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2009 2019 ~$4,000/loan ~$8,000/loan 2x increase Opportunity to Share in Customer Efficiency Gains ▪ Rising origination costs and large origination backlogs are driving demand for more efficient workflow tools ▪ Targeted customer savings of more than $2,600 per loan or nearly one - third of current total origination costs ▪ When combined with ICE Mortgage Services offering, the all - in cost is a fraction of total potential savings ▪ Potential for ICE Mortgage Services to share in value proposition/customer savings Loan Origination Costs Rising Existing Industry Costs are Largely Personnel - Related ~$2,600+ Targeted customer savings on Ellie Mae platform In $US Personnel 67% Occupancy & Equipment 5% Technology Services 6% Other Expenses 22% Source: Mortgage Bankers Association, Ellie Mae and ICE Mortgage Services estimates

Transaction Details & Assumptions

Pro-forma Revenue & EBITDA	▪ ICE Mortgage Services pro-forma 2020 revenue of ~$1.1 billion & pro-forma adjusted EBITDA[1] of ~$600 million
	  ▪ Ellie Mae: ~$900 million of revenue & ~$470 million of adjusted EBITDA[1]
	  ▪ Legacy ICE Mortgage Services: ~$190 million revenue and ~$130 million of EBITDA

Cost Synergies	▪ Full run-rate cost synergies of $50 million to $65 million
	  ▪ Full run-rate cost synergies expected to be realized by the end of year three
	  ▪ One-time cost to achieve expected to be 60-75% of full run-rate savings

Financing & Balance Sheet	▪ Newly issued debt of $9.25 billion
	  ▪ Assumes beginning gross debt-to-EBITDA of ~4.25x at transaction close
	  ▪ Targeting <3.25x gross leverage by the end of 2022
	  ▪ Share repurchases expected to resume once gross leverage is below ~3.25x
	▪ $1.75 billion of newly issued ICE equity to Thoma Bravo
	  ▪ ~18 million ICE shares to be issued based on trailing 10-day VWAP, subject to adjustment
	▪ Deal weighted average cost of capital (WACC) of ~3%
	▪ ICE expects to continue to pay and grow the current quarterly dividend of $0.30/sh

Adj. EPS & Return Impact	▪ Accretive to adj. EPS in first full year post-close ▪ IRR expected to be 10% ▪ ICE ROIC expected to be above WACC in year one, with growth thereafter
Fees, Approvals & Timing	▪ No break fee ▪ Transaction expected to close in third quarter or early fourth quarter of 2020 pending Hart-Scott-Rodino (HSR) review & clearance

1. Adjusted to exclude approximately $12 million of non-recurring professional fees

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Expected Re-Segmenting

Segment	% of Pro-forma Revenue	% of Pro-forma Adj. EBITDA[1]	Comments
Exchanges	56-59%	64-67%	**Expected to include:** • Trading & Clearing: ICE futures and the NYSE • Data & Listings: Exchange data, colocation & administration fees related to ICE futures and the NYSE • Data & Listings: NYSE listings revenue
Fixed Income & Other	25-28%	20-23%	**Expected to include:** • Trading & Clearing: ICE Bonds & CDS clearing • Data & Listings: pricing & reference data, analytics, indices, consolidated feeds and ICE Global Network
Mortgage Technology	14-17%	12-15%	**Expected to include:** • Trading & Clearing: MERS & Simplifile • Ellie Mae upon close

1. Adjusted to exclude approximately $12 million of non-recurring professional fees

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INTERCONTINENTAL EXCHANGE A History of Evolution & Growth 14 $0.48 $0.68 $0.83 $0.85 $1.07 $1.38 $1.50 $1.68 $1.92 $2.43 $2.79 $2.97 $3.59 $3.88 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

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Overview of Ellie Mae Products and Revenue Model

	Product Description	Revenue Model
Encompass Loan Origination System	▪ **All-in-one SaaS-based mortgage management system** providing workflow management and vendor connectivity ▪ Processing ▪ Risk Management and Business Reporting ▪ Connectivity and Integration ▪ Underwriting ▪ Secondary Marketing and Trade Management ▪ Closing and Funding ▪ Post-Closing, Shipping and Delivery ▪ System of Record for Lenders	▪ Primarily "success-based pricing" equal to: a. The greater of a minimum contracted monthly base fee, or: b. The closed loan fee times the number of monthly closed loans
Ellie Mae Network	▪ **Exchange platform that allows originators to connect with a wide array of vendors** offering component services necessary to perform a mortgage origination without needing to leave the system ▪ Credit Report ▪ Product Eligibility and Pricing Engine ▪ Automated Underwriting (GSEs) ▪ Data Transmission ▪ Appraisals ▪ Title Report / Insurance ▪ Flood Certification ▪ Compliance Review and Fraud Detection ▪ Mortgage Insurance ▪ Applicant Verifications	▪ Transactional, varying with loan volume
Capsilon AIQ	▪ **Document recognition** and electronic storage of mortgage documents ▪ **Automated data extraction** tool that pulls information from mortgage documents ▪ **Semi-automated document quality control** that flags errors in key areas, such as end customer names and addresses ▪ **Digital Underwriter** is a data consolidator within a single underwriter workspace that flags applicant issues, automates data assembly and income calculations and identifies required docs and data based on the loan program and borrower type	▪ Fees from contracted minimums ▪ Additional fees if contracted application folder volume capacity is exceeded ▪ Access fees for stored loans
Other Solutions	▪ **Velocify / CRM** – suite of sales and marketing tools for customer engagement management and automation ▪ **AllRegs** – online database of lending guidelines and regulations ▪ **Data/Analytics** – helping customers uncover actionable insights faster and make smarter decisions by leveraging near real-time access to loan data	▪ Primarily subscription-based
Services	▪ **Best practice implementations and ongoing software upkeep** to support customers' preferred workflows and integrate with other critical systems	▪ Project-based revenues for implementations, solutions consulting, etc.

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Overview of Simplifile Products and Revenue Model

	Product Description	Revenue Model
E-Record	▪ **Largest e-recording network** facilitating electronic document submission and payment of recording fees to over 2,000 U.S. counties ▪ Submitters electronically prepare and submit documents through web-based service for recording and payment of recording fees ▪ County electronically receives the documents, reviews for accuracy and then officially records the documents with the county	▪ Transactional, varying with new loan and loan payoff volumes ▪ Per document charge
Collaboration	▪ **Electronic collaboration tool** that allows lenders and settlement agents to securely share, validate, and collaborate on loan documents, disclosures, and fees ▪ Robust configuration by product type, document workflows and custom fee sets ▪ Real time, two way reconciliation of fees and key documents ▪ Loan origination and title production system integrations, including Ellie Mae Encompass, support streamlined workflows	▪ Transactional, varying with loan volume ▪ Per loan charge
E-close	▪ **Streamlined access to industry e-close integrations** via the Simplifile collaboration tools, offering agents one platform connection to leading industry e-close platforms ▪ Provides settlement agent coordination and training to prepare for a lender's e-close event ▪ Closing agents and notaries can access multiple e-closing systems via one login and work flow ▪ Drives adoption of e-close by providing settlement a one stop shop for e-closing regardless of the lender platform selection ▪ Supports all closing types, ranging from hybrid to fully digital, including remote online notarization	▪ Transactional, varying with loan volume ▪ Revenue share per loan from e-close channel partners
Post Closing	▪ **Electronic collaboration tool** that provides lenders insight into the settlement agent's post closing processes, including document recording and other trailing documents ▪ Provides lender transparency into the recording process and estimated recording times by jurisdiction ▪ Automates the return of recorded documents and final recording fees to the lender ▪ Facilitates the electronic return of the final title insurance policy	▪ Transactional, varying with loan volume ▪ Per loan charge ▪ Typically success based pricing – triggered by return of a recorded document
Document Builder	▪ **Automated workflow tool for mortgage servicers** integrated with Simplifile e-Record to streamline submission and recording of lien releases, assignments and other documents ▪ Document templates by recording jurisdiction or support for custom document management ▪ Supports document creation, e-signing and e-notarization	▪ Transactional, varying with servicing activities and loan payoff volume ▪ Per package charge in addition to e-recording fees

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INTERCONTINENTAL EXCHANGE Overview of MERS Products and Revenue Model 18 Product Description Revenue Model eRegistry ▪ Transactional, varying with eNote volumes ▪ Per loan charge, typically combined with MERS Residential registration ▪ A national electronic database that tracks changes in mortgage servicing rights and beneficial ownership interests in loans secured by residential real estate ▪ Up to 85% of all newly - originated residential loans in the U.S. are registered on the MERS System ▪ Established 1995 and has registered more than 119M loans since inception ▪ Eliminates need for certain paper assignments, reducing costs associated with transferring mortgage rights and decreasing issues that can arise from breaks in chain of title MERS System ▪ Transactional, varying with origination and refinancing volumes ▪ Annual membership dues required to access the MERS System and to register loans ▪ Members include originators, servicers, warehouse lenders, investors, custody banks and service providers eDelivery ▪ System of record for identifying the Controller (holder) and Location (custodian) of the authoritative copy of an eNote ▪ Stores unique tamper - evident digital signature that identifies a specific loan ▪ Provides greater liquidity, transferability and security for lenders ▪ Shortens timeframe between the closing and the securitization, enabling the Note to move instantly ▪ Ensures uniform data is transmitted to counterparties and investors during the life of a loan ▪ Transactional, varying with eNote volume ▪ Per loan charge linked to initial registration ▪ Provides a secure method for distributing documents in any electronic format from on MERS eRegistry user to another, using the existing MERS eRegistry infrastructure and transaction security requirements ▪ Supports more than 200 document types that can be transmitted to support loan sales and transfers ▪ Provides electronic link between the eVaults of more than 109 participants

INTERCONTINENTAL EXCHANGE Non - Bank Lender 68% Bank 25% Credit Union 7% Non - Bank Lender 59% Bank 30% Credit Union 11% Ellie Mae Customer Base 19 Customer Count By Type ’20F Ellie Mae Loan Volume by Type Source: Ellie Mae

INTERCONTINENTAL EXCHANGE Transaction - based 100% ICE Mortgage Services Revenue Mix 20 MERS + Simplifile Pro Forma ICE Mortgage Services (MERS, Simplifile & Ellie Mae) Transaction - based ~ 60% Recurring ~ 40% Source: ICE Mortgage Services and Ellie Mae

Adjusted Net Income Attributable to ICE and EPS

in millions except per share amounts	12 Months Ended 12/31/19	12 Months Ended 12/31/18	12 Months Ended 12/31/17	12 Months Ended 12/31/16	12 Months Ended 12/31/15	12 Months Ended 12/31/14	12 Months Ended 12/31/13
Net income attributable to ICE	$1,933	$1,988	$2,526	$1,429	$1,274	$981	$254
Add: Interactive Data and NYSE transaction and integration costs and acquisition-related success fees	—	30	31	46	83	124	140
Less: Gain on acquisition of MERS	—	(110)	—	—	—	—	—
Add: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	—	4	—	—	—	—	—
Add: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	—	4	—	—	—	—	—
Add: Impairment on divestiture of NYSE Governance Services	—	—	6	—	—	—	—
Add: Accruals relating to investigations and inquiries	—	—	14	—	—	—	—
Add: Employee severance costs related to Creditex U.K. brokerage operations	—	—	—	4	—	—	—
Add: Creditex customer relationship intangible asset impairment	—	—	—	33	—	—	—
Add: Litigation settlements and accruals, net of insurance proceeds	—	—	—	—	15	—	—
Add: Impairment of CAT promissory notes	16	—	—	—	—	—	—
Add: Impairment of exchange registration intangible assets on ICE Futures Singapore	31	—	—	—	—	—	—
Add: Amortization of acquisition-related intangibles	309	287	261	302	140	131	56
Add / (Less): Gain on divestiture of Trayport, net	—	1	(110)	—	—	—	—
Add / (Less): Cetip impairment loss / investment gain, net	—	—	(167)	—	—	—	190
Add: Duplicate rent expense and lease termination costs	—	—	—	—	—	—	7
Add: Early payoff of outstanding debt	—	—	—	—	—	—	51
Add: Pre-acquisition interest expense on debt issued for Interactive Data acquisition	—	—	—	—	5	—	—
Less: Income from OCC equity investment	—	—	—	—	—	(26)	—
Less: Net gain of sale of 6% remaining ownership in Euronext	—	—	—	—	—	(4)	—
Less: Income tax effect for the above items	(90)	(98)	(43)	(143)	(83)	(89)	(85)
Less: Deferred tax adjustment from U.S. tax rate reduction	—	(11)	(764)	—	—	—	—
Add / (Less): Deferred tax adjustment on acquisition-related intangibles	(8)	(5)	10	(22)	(82)	(14)	—
Add / (Less): Other tax adjustments	3	(13)	—	23	7	12	—
Add/(Less): Income (loss) from discontinued operations, net of tax	—	—	—	—	—	(11)	50
Adjusted net income attributable to ICE	$2,194	$2,077	$1,764	$1,672	$1,359	$1,104	$663
Diluted EPS	$3.42	$3.43	$4.25	$2.39	$2.28	$1.69	$0.77
Adjusted Diluted EPS	$3.88	$3.59	$2.97	$2.79	$2.43	$1.92	$1.68
Diluted weighted average common shares outstanding	565	579	594	599	559	573	396

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